NEWS RELEASE

For more information, contact:
Brian Bronson
Chief Financial Officer
1-503-615-1281
brian.bronson@radisys.com

RADISYS ANNOUNCES FIRST QUARTER 2007 RESULTS

HILLSBORO, OR — April 26, 2007— RadiSys® Corporation (Nasdaq: RSYS), a leading global provider of advanced embedded solutions, today announced revenues of $66.9 million for the quarter ended March 31, 2007 and a net loss of $5.4 million or $0.25 per share. Non-GAAP net income for the first quarter was $0.7 million or $0.03 per diluted share. This compares to revenue of $65.8 million in the first quarter of 2006 and revenue of $60.7 million in the fourth quarter of 2006. Non-GAAP results excluded a loss of $0.28 per share, primarily attributable to the impact of acquisition-related expenses, stock-based compensation expense and restructuring charges.

Commenting on the financial results for the quarter, Scott Grout, President and CEO stated, “We grew revenues by 10% sequentially and improved Non-GAAP financial results as our communications business rebounded from the fourth quarter. Over the last two quarters, we closed new business in a wide variety of applications including network security, wireless gateways, billing, messaging, video encoders, IPTV and medical imaging. Our net cumulative design wins increased from October of last year to an estimated range of $600 to $700 million. These wins include projected future business with over 50 new customers across a broad array of markets and applications. Our design win estimates are based on non-committed projected revenues through the first three years of our customers’ production and deployment, and the amount and timing of meaningful deployments cannot be certain.” Mr. Grout continued to say, “Our funnel of potential new design wins remains robust with sizable opportunities across a broad range of applications, and we currently expect our annual design wins to be similar to last year’s wins.”

In February, the Company announced and demonstrated an Advanced Telecom Computing Architecture (ATCA) hardware and software platform designed specifically for WiMAX networks. This demonstration was done with Aricent™, a wireless communications software company. The WiMAX solution features the Aricent WiMAX Gateway software integrated onto the Company’s Promentum™ ATCA SYS-6010. The ATCA SYS-6010 is the industry’s first and only generally available 10 Gigabit managed platform for high-bandwidth network element and data plane applications and is invaluable to equipment manufacturers developing complex network elements such as WiMAX ASN Gateways, 3G Radio Network and Base Station Controllers, IPTV infrastructure and IMS-compliant media gateways, application servers and media servers.

Also in February, the Company announced the availability of two new PICMG Compatible COM Express modules and a quad core embedded server that delivers unsurpassed performance and functionality. The new COM Express module based on the Intel® Core™2 Duo processor provides maximum computing performance for imaging, gaming, and test and measurement devices that require the smallest COM Express form factor on the market. The second COM Express module that was announced features an extended temperature range targeted at environmentally harsher applications such as in-flight infotainment, industrial and military applications. The quad core server with Intel Core™ microarchitecture increases the performance of imaging and signaling applications five to seven times over servers that were available just 12 months ago.

Related to the Convedia® media server product line, the Company announced in February that it would be partnering with Huawei Technologies Co., Ltd., a leader in providing next generation telecommunications network solutions for operators around the world, to deliver IP Multimedia Subsystem (IMS) solutions that reduce the cost and increase the performance of next generation networks. The Huawei Next Generation Network solution and the fixed and mobile convergent IMS solutions incorporate MRS products based on RadiSys’ Media Servers. These solutions are now being marketed and sold into Huawei’s extensive global customer base.

Second Quarter 2007 Outlook

The following statements are based on current expectations as of the date of this press release. These statements are forward-looking, and actual results may differ materially. The Company assumes no obligation to update these statements.

Commenting on the outlook, Scott Grout stated, “We currently expect second quarter revenues to be between $67 and $71 million and expect both our wireless and commercial markets to grow sequentially from the first quarter. Our second quarter GAAP results are projected to be a loss in the range of $0.35 to $0.29 per share and our non-GAAP results are expected to be in the range of a $0.04 loss per share to earnings of $0.02 per diluted share. Our projected non-GAAP results exclude a loss of approximately $0.31 per share primarily attributable to the impact of acquisition-related expenses, stock-based compensation expense and restructuring charges. Our earnings are expected to be down sequentially due to a projected decline in second quarter gross margins related to a change in product mix as well as costs associated with the remaining transition from our North Carolina contract manufacturer to our plant in Hillsboro. The majority of this transition will be complete by the end of this quarter, and as a result we expect gross margins to improve in the third quarter. In addition, we expect to generate $5 to $10 million of cash in the second quarter as we approach more normal working capital levels.”

In closing, Mr. Grout stated, “We continue to make meaningful progress with our new standards-based products. We believe our portfolio of products and our close customer intimacy will be key drivers in reaching our strategic objectives and longer term growth.”

Convedia Stock Plan Grants

In connection with the acquisition of Convedia Corporation, the Company adopted the RadiSys Corporation Stock Plan for Convedia Employees. Pursuant to the Plan, the Compensation and Development Committee of RadiSys' Board of Directors granted 1,650 restricted stock units in connection with the hiring of three new employees in the Company’s Canadian location (formerly Convedia Corporation). The awards qualify as an exception to the shareholder approval requirement of the Nasdaq Marketplace Rules pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv).

Conference Call and Web-cast Information

RadiSys will host a conference call on Thursday, April 26, 2007 at 5:00 p.m. ET to discuss the first quarter 2007 results and review the financial and business outlook for the second quarter of 2007.

To participate in the live conference call, dial (888) 333-0027 (U.S./Canada, toll-free) or (706) 634-4990 (international) and reference conference ID#4250313. The conference call will also be simultaneously webcast on the RadiSys investor relations website at http://investor.radisys.com/ .

A replay of the conference call will be available two hours after the call is complete by phone at (800) 642-1687 (U.S./Canada, toll-free) or (706) 645-9291 (international) with conference ID#4250313 or over the internet at http://investor.radisys.com/ . The replay will be available until Thursday, May 10, 2007.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about the Company’s business strategy and the Company’s guidance for the second quarter of 2007, particularly with respect to anticipated revenues and loss/ earnings per share. Actual results could differ materially from the outlook, guidance and expectations in these forward-looking statements as a result of a number of risk factors, including, among others, (a) the anticipated amount and timing of revenues from design wins due to the Company’s customers’ product development time, cancellations or delays, (b) the Company's inability to successfully integrate operations, technologies, products or personnel from the acquisition of Convedia Corporation, (c) the Company's inability to realize the benefits sought from the acquisition of Convedia Corporation, higher than anticipated integration costs of the acquisition and less than expected financial performance resulting therefrom, which may adversely affect the price of the Company’s stock, and (d) the factors listed in RadiSys’ reports filed with the Securities and Exchange Commission (SEC), including those listed under “Risk Factors” in RadiSys’ Annual Report on Form 10-K for the year ended December 31, 2006, and in the RadiSys Quarterly Reports on Form 10-Q filed with the SEC each fiscal quarter, and other filings with the SEC, copies of which may be obtained by contacting the Company at 503-615-1100 or from the Company’s investor relations web site at http://investor.radisys.com/. Although forward-looking statements help provide additional information about RadiSys, investors should keep in mind that forward-looking statements are inherently less reliable than historical information. All information in this press release is as of April 26, 2007. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Use of Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with GAAP, the historical and forward-looking financial results in the Company’s earnings release contain non-GAAP financial measures that exclude the effects of (a) Convedia acquisition-related expenses including an in-process R&D charge, amortization of acquired intangible assets, amortization of deferred compensation, integration expenses and purchase accounting adjustments, (b) stock-based compensation expense recognized as a result of the Company’s adoption of FAS 123R, (c) restructuring charges (reversals), (d) insurance gain, and (e) a gain related to supplier settlement. The Company believes that the presentation of results excluding these items will provide meaningful supplemental information to investors that are indicative of the Company’s core operating results. A reconciliation of non-GAAP information to GAAP information is included in the tables below. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and reconciliations between GAAP and non-GAAP financial measures included in this earnings release should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

About RadiSys

RadiSys (Nasdaq: RSYS) is a leading provider of advanced embedded solutions for the communications networking and commercial systems markets. Through intimate customer collaboration and combining innovative technologies and industry leading architecture, RadiSys helps OEMs, systems integrators and solution providers bring better products to market faster and more economically. RadiSys products include embedded boards, application enabling platforms and turn-key systems, which are used in today's complex computing, processing and network intensive applications. For more information, visit http://www.radisys.com, write to info@radisys.com, or call 800-950-0044 or 503-615-1100. Editors seeking more information may contact Lyn Pangares at RadiSys Corporation at 503-615-1220 or lyn.pangares@radisys.com.

-end-

RadiSys®, and Convedia® are registered trademarks and Promentum™ and Procelerant™are trademarks of RadiSys Corporation. Intel and Intel Core are trademarks or registered trademarks of Intel Corporation or its subsidiaries in the United States and other countries. All other trademarks are property of their respective owners.

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenues	$66,853	$65,811
Cost of sales	47,612	48,077
Gross margin	19,241	17,734
Research and development	10,780	9,124
Selling, general, and administrative	11,428	8,205
Intangible assets amortization	4,258	325
Restructuring and other charges	88	59
Income (loss) from operations	(7,313)	21
Interest expense	(432)	(436)
Interest income	1,629	2,236
Other income (expense), net	(56)	11
Income (loss) before income tax provision	(6,172)	1,832
Income tax provision (benefit)	(780)	406
Net income (loss)	$(5,392)	$1,426
Net income (loss) per share:
Basic	$(0.25)	$0.07
Diluted (I)	$(0.25)	$0.07
Weighted average shares outstanding:
Basic	21,682	20,699
Diluted (I)	21,682	25,549

(I)
For the three months ended March 31, 2006, the number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $245,000 for the three months ended March 31, 2006. For the three months ended March 31, 2007 the effects of the assumed conversion of the 1.375% convertible senior notes are excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$26,631	$23,734
Short-term investments, net	89,150	102,250
Accounts receivable, net	49,840	42,549
Other receivables	5,545	3,782
Inventories, net	33,752	35,184
Other current assets	4,015	4,609
Assets held for sale	3,497	3,497
Deferred tax assets	5,779	5,779
Total current assets	218,209	221,384
Property and equipment, net	10,767	11,075
Goodwill	67,041	67,183
Intangible assets, net	38,678	42,935
Long-term investments, net	10,000	10,000
Long-term deferred tax assets	25,259	24,531
Other assets	4,460	4,546
Total assets	$374,414	$381,654

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,425	$39,699
Accrued wages and bonuses	5,359	5,995
Accrued interest payable	532	222
Accrued restructuring	252	329
Convertible subordinated notes, net	2,413	2,410
Other accrued liabilities	9,815	11,154
Total current liabilities	52,796	59,809
Long-term liabilities:
Convertible senior notes, net	97,446	97,412
Other long-term liabilities	2,821	978
Total long-term liabilities	100,267	98,390
Total liabilities	153,063	158,199
Shareholders’ equity :
Preferred stock — $.01 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock — no par value, 100,000 shares authorized; 21,952 and 21,835 shares issued and outstanding at March 31, 2007 and December 31, 2006	216,425	212,887
Retained earnings	875	6,555
Accumulated other comprehensive income:
Cumulative translation adjustments	4,051	4,013
Total shareholders’ equity	221,351	223,455
Total liabilities and shareholders’ equity	$374,414	$381,654

Additional supplemental information:

RECONCILIATION OF GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, unaudited)

	For the Three Months Ended March 31,
	2007	2006
GAAP net income (loss)	$(5,392)	$1,426
Acquisition-related expenses:
(a) Amortization of acquired intangible assets	4,124	—
(b) Amortization of deferred compensation:
Cost of sales	25	—
Research and development	160	—
Selling, general and administrative	282	—
Total amort. of deferred compensation	467	—
(c) Integration expenses	114	—
(d) Purchase accounting adjustments:
Revenue	149	—
Selling, general and administrative	90	—
Total purchase accounting adjustments	239	—
Total Convedia acquisition-related exp.	4,944	—
(e) Stock-based compensation:
Cost of sales	262	218
Research and development	602	388
Selling, general and administrative	1,367	690
Total stock-based compensation	2,231	1,296
(f) Restructuring and other charges	88	59
(g) Income tax effect of reconciling items	(1,169)	(330)
Non-GAAP net income	$702	$2,451

The non-GAAP consolidated statements of operations below are adjusted for the items listed above.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended March 31,
	2007	2006
Revenues (d)	$67,002	$65,811
Cost of sales (b) (e)	47,325	47,859
Non-GAAP gross margin	19,677	17,952
Research and development (c) (d) (f)	10,018	8,736
Selling, general, and administrative (b) (c) (d) (e)	9,575	7,515
Intangible assets amortization (a)	134	325
Non-GAAP income (loss) from operations (f)	(50)	1,376
Interest expense	(432)	(436)
Interest income	1,629	2,236
Other (expense) income, net	(56)	11
Non-GAAP income before income tax provision	1,091	3,187
Income tax provision (g)	389	736
Non-GAAP net income	$702	$2,451
Non-GAAP net income per share:
Basic	$0.03	$0.12
Diluted (I)	$0.03	$0.11
Weighted average shares outstanding used to compute non-GAAP net income per share:
Basic	21,682	20,699
Diluted	22,373	25,577

(I)
The number of diluted weighted average shares outstanding calculation includes shares underlying our 1.375% convertible senior notes; as a result, the diluted earnings per share calculation excludes the interest expense for our 1.375% convertible senior notes, net of tax benefit, which amounted to $245,000 for the three months ended March 31, 2006. For the three months ended March 31, 2007 the effects of the assumed conversion of the 1.375% convertible senior notes are excluded in the computation of diluted earnings per share as the effect would be anti-dilutive.

RECONCILIATION OF GAAP TO NON-GAAP LINE ITEMS AS A PERCENT OF REVENUE
AND EFFECTIVE TAX RATE FOR THE QUARTER ENDED MARCH 31, 2007
(unaudited)

	Gross Margin	Research and Development	Selling, General and Administrative	Income (loss) from Operations	Income (loss) before income tax provision	Effective Tax Rate
GAAP	28.8%	16.1%	17.1%	(10.9)%	(9.2)%	12.6%
Amortization of acquired intangible assets (a)	—	—	—	6.2	6.2	13.1
Amortization of deferred compensation (b)	—	(0.2)	(0.4)	0.6	0.6	1.5
Integration expenses (c)	—	—	(0.2)	0.2	0.2	0.4
Purchase accounting adjustments (d)	0.2	—	(0.2)	0.4	0.4	0.7
Stock-based compensation (e)	0.4	(0.9)	(2.0)	3.3	3.3	7.1
Restructuring (f)	—	—	—	0.1	0.1	0.3
Non-GAAP	29.4%	15.0%	14.3%	(0.1)%	1.6%	35.7%

The tables below are related to guidance estimates for the quarter ending June 30, 2007:

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE
(unaudited, dollars in millions except per share amounts)

	Estimates for the Quarter Ended June 30, 2007 Low End High End		Per Share Estimates for the Quarter Ended June 30, 2007 Low End High End
GAAP net loss (assumes tax rate of 13%)	($7.7)	($6.4)	($0.35)	($0.29)
Amortization of acquired intangible assets	3.6	3.6	0.17	0.17
Stock-based compensation	2.2	2.2	0.10	0.10
Restructuring charges	0.3	0.3	0.01	0.01
Amortization of deferred compensation	0.4	0.4	0.02	0.02
Purchase accounting adjustments	0.2	0.2	0.01	0.01
Integration expenses	0.1	0.1	0.00	0.00
Total adjustments	6.8	6.8	0.31	0.31
Non-GAAP net income (loss) (assumes tax rate of 31%)	($0.9)	$0.4	($0.04)	$0.02

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE GROSS MARGIN RATE
(unaudited)

	Estimates for the Quarter Ended June 30, 2007
	Low End High End
GAAP gross margin % of revenue	25.9%	26.9%
Stock-based compensation	0.4	0.4
Purchase accounting adjustments	0.2	0.2
Non-GAAP gross margin % of revenue	26.5%	27.5%

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE ESTIMATES
FOR THE QUARTER ENDED JUNE 30, 2007
(unaudited, dollars in millions)

	Research and Development Expense	Selling, General and Admin. Expense
GAAP	$11.1	$11.8
Stock-based compensation	(0.7)	(1.5)
Amortization of deferred compensation	(0.2)	(0.3)
Integration expenses	—	(0.2)
Purchase accounting adjustments	—	(0.1)
Non-GAAP	$10.2	$9.7